EXHIBIT 99.1

For further information:
David B. Ramaker, CEO
Lori A. Gwizdala, CFO
989-839-5350

Chemical Financial Corporation Reports First Quarter 2012 Results

MIDLAND, MI, April 16, 2012 -- -- Chemical Financial Corporation (NASDAQ:CHFC) today announced 2012 first quarter net income of $12.4 million, or $0.45 per diluted share, compared to 2011 fourth quarter net income of $11.2 million, or $0.41 per diluted share, and 2011 first quarter net income of $9.2 million, or $0.33 per diluted share.

"We continued to create momentum entering the new year and our earnings performance continued its upward trend. Our 2012 first quarter earnings of $0.45 per share were 36 percent higher than 2011 first quarter earnings per share and marked the highest level of quarterly earnings per share Chemical Financial has reported since the fourth quarter of 2006. In addition to a lower loan loss provision and higher net interest income, this quarter's earnings, as compared to the first quarter of 2011, were aided by an after-tax nonrecurring gain of $0.9 million from the sale of our merchant processing business to First Data, which bolstered noninterest income," said David B. Ramaker, Chairman, Chief Executive Officer and President of the Corporation.

"We are benefiting from continued stability in the Michigan economy, and have seen pockets of increasing economic strength. At the same time, we remain cognizant of the challenges at hand, and diligent in our efforts to proactively address asset quality issues," added Ramaker. "We feel that we are uniquely positioned to continue our pattern of long-term growth and profitability, both organically and via acquisition opportunities that we believe will arise as our state's banking industry consolidates," said Ramaker.

The increase in net income in the first quarter of 2012 over the fourth quarter of 2011 was attributable to a $1.1 million increase in noninterest income and a $1.5 million decrease in operating expenses that was partially offset by a decrease in net interest income of $0.9 million. The increase in net income in the first quarter of 2012 over the first quarter of 2011 was attributable to a $1.0 million increase in net interest income, a $2.5 million decrease in the provision for loan losses and a $1.9 million increase in noninterest income that was partially offset by a $0.9 million increase in operating expenses.

The Corporation's return on average assets during the first quarter of 2012 was 0.92 percent, up from 0.83 percent in the fourth quarter of 2011 and 0.70 percent in the first quarter of 2011. The Corporation's return on average equity was 8.7 percent in the first quarter of 2012, up from 7.7 percent in the fourth quarter of 2011 and 6.6 percent in the first quarter of 2011.

Net interest income was $46.2 million in the first quarter of 2012, down $0.9 million, or 1.9 percent, from the fourth quarter of 2011 and up $1.0 million, or 2.2 percent, from the first quarter of 2011.

The decrease in net interest income in the first quarter of 2012, as compared to the fourth quarter of 2011, was primarily attributable to the timing of certain sources of interest income. The positive impact of average loans being $52 million higher in the first quarter of 2012, as compared to the fourth quarter of 2011, was offset by the net impact of interest-earning assets and interest-bearing liabilities repricing during the quarter.

The increase in net interest income in the first quarter of 2012 over the first quarter of 2011 was primarily attributable to an increase in average loans of $152 million, or 4.1 percent, between these two quarters that was partially offset by the net impact of interest-earning assets and interest-bearing liabilities repricing during the twelve months ended March 31, 2012.

The net interest margin (on a tax-equivalent basis) in the first quarter of 2012 was 3.76 percent, compared to 3.84 percent in the fourth quarter of 2011 and 3.78 percent in the first quarter of 2011.

The provision for loan losses was $5.0 million in the first quarter of 2012, compared to $5.1 million in the fourth quarter of 2011 and $7.5 million in the first quarter of 2011. Net loan charge-offs were $5.5 million in both the first quarter of 2012 and fourth quarter of 2011, compared to $7.4 million in the first quarter of 2011.

Noninterest income was $12.6 million in the first quarter of 2012, up from $11.5 million in the fourth quarter of 2011 and $10.8 million in the first quarter of 2011. The higher level of noninterest income in the first quarter of 2012 was primarily attributable to the sale of the Corporation's merchant card servicing business to First Data in the first quarter of 2012 that resulted in a nonrecurring gain on the sale of $1.3 million. The transaction will provide additional merchant services to customers and will also provide the Corporation with future revenue sharing opportunities.

Operating expenses were $36.3 million in the first quarter of 2012, down from $37.8 million in the fourth quarter of 2011 and up from $35.4 million in the first quarter of 2011. The decrease in operating expenses of $1.5 million in the first quarter of 2012, as compared to the fourth quarter of 2011, was largely attributable to a reduction in credit-related operating expenses. During the fourth quarter of 2011, the Corporation recognized net expense of $1.9 million applicable to writedowns of other real estate (ORE) and net realized gains/losses on ORE sales, compared to a net gain of $0.3 million in the first quarter of 2012. The increase in operating expenses of $0.9 million in the first quarter of 2012, as compared to the first quarter of 2011, was primarily attributable to higher compensation costs that were partially offset by lower loan collection costs, consulting expenses and FDIC premiums. The Corporation's efficiency ratio was 60.4 percent in the first quarter of 2012, compared to 63.1 percent in the fourth quarter of 2011 and 61.8 percent in the first quarter of 2011.

Total assets were $5.45 billion at March 31, 2012, up from $5.34 billion at both December 31, 2011 and March 31, 2011. The increase in total assets during the first quarter of 2012 was largely attributable to an increase in interest-bearing balances held at the Federal Reserve Bank (FRB) resulting from an increase in customer deposits. The Corporation continues to maintain significant amounts of funds generated from deposit growth at the FRB, and thus maintains a high level of available liquidity, with $348 million in balances held at the FRB at March 31, 2012, compared to $256 million at December 31, 2011 and $520 million at March 31, 2011.

Total loans were $3.84 billion at March 31, 2012, compared to $3.83 billion at December 31, 2011 and $3.68 billion at March 31, 2011. The increase in total loans of $161 million, or 4.4 percent, during the twelve months ended March 31, 2012 was attributable to a combination of improving economic conditions and higher loan demand, as well as the Corporation increasing its market share. During the twelve months ended March 31, 2012, commercial loans increased $83 million, or 10.1 percent, real estate commercial loans increased $21 million, or 1.9 percent, real estate residential loans increased $52 million, or 6.5 percent, and consumer installment and home equity loans increased $43 million, or 5.1 percent, while real estate construction loans decreased $38 million, or 27 percent. Loan demand eased in the first quarter of 2012 with an increase in total loans of $12 million, or an annualized growth rate of 1.2 percent. The average yield on the loan portfolio was 5.10 percent in the first quarter of 2012, compared to 5.25 percent in the fourth quarter of 2011 and 5.48 percent in the first quarter of 2011.

Investment securities were $867 million at March 31, 2012, compared to $851 million at December 31, 2011 and $750 million at March 31, 2011.

Total deposits were $4.46 billion at March 31, 2012, compared to $4.37 billion at December 31, 2011 and $4.38 billion at March 31, 2011. The Corporation experienced an increase of $95 million, or 2.2 percent, in total deposits during the first quarter of 2012, primarily attributable to increases in consumer demand deposit and savings accounts. Federal Home Loan Bank (FHLB) advances totaled $42.1 million at March 31, 2012, compared to $43.1 million at December 31, 2011 and $72.9 million at March 31, 2011. Brokered deposits totaled $94 million at March 31, 2012, compared to $95 million at December 31, 2011 and $151 million at March 31, 2011. The repricing of matured customer certificates of deposit and various interest-bearing deposit accounts resulted in the Corporation's average cost of funds declining to 0.67 percent in the first quarter of 2012 from 0.73 percent in the fourth quarter of 2011 and 0.87 percent in the first quarter of 2011.

At March 31, 2012, the Corporation's tangible equity to assets ratio and total risk-based capital ratio were 8.7 percent and 13.7 percent, respectively, compared to 8.7 percent and 13.3 percent, respectively, at December 31, 2011 and 8.5 percent and 13.0 percent, respectively, at March 31, 2011. At March 31, 2012, the Corporation's book value was $21.10 per share, compared to $20.82 per share at December 31, 2011 and $20.54 per share at March 31, 2011.

The credit quality of the Corporation's loan portfolio showed further improvement during the first quarter of 2012. At March 31, 2012, the Corporation's nonperforming loans, consisting of nonaccrual loans, accruing loans past due 90 days or more and nonperforming troubled debt restructurings, totaled $98.5 million, compared to $106.3 million at December 31, 2011 and

$145.9 million at March 31, 2011, representing declines of 7.3 percent and 32.4 percent, respectively. At March 31, 2012, the Corporation's $473 million acquired loan portfolio was overall performing better than expected, despite the establishment of a $2.2 million allowance for loan losses on these loans that was primarily attributable to one of the fourteen loan pools experiencing a decline in expected cash flows, with $0.6 million of this allowance established in the first quarter of 2012.

Other real estate and repossessed assets totaled $25.9 million at March 31, 2012, compared to $25.5 million at December 31, 2011 and $26.4 million at March 31, 2011.

At March 31, 2012, the allowance for loan losses of the originated portfolio was $85.6 million, or 2.54 percent of originated loans, compared to 2.60 percent at December 31, 2011 and 2.85 percent at March 31, 2011. The allowance for loan losses of the originated portfolio as a percentage of nonperforming loans was 87 percent at March 31, 2012, compared to 82 percent at December 31, 2011 and 61 percent at March 31, 2011. At March 31, 2012, nonperforming loans as a percentage of total loans were 2.56 percent, down from 2.77 percent at December 31, 2011 and 3.96 percent at March 31, 2011.

Chemical Financial Corporation is the second-largest bank holding company headquartered and operating branch offices in Michigan. The Corporation operates through a single subsidiary bank, Chemical Bank, with 142 banking offices spread over 32 counties in the lower peninsula of Michigan. At March 31, 2012, the Corporation had total assets of $5.5 billion. Chemical Financial Corporation's common stock trades on The NASDAQ Stock Market under the symbol CHFC and is one of the issues comprising The NASDAQ Global Select Market. More information about the Corporation is available by visiting the investor relations section of its website at www.chemicalbankmi.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy and Chemical Financial Corporation. Words such as "anticipated," "believe," "capitalize," "continue," "feel," "focus," "further," "improving," "intends," "look," "opportunities," "progress," "strategies," "trends," "will," "yet" and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements are based upon current beliefs and expectations and involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These statements include, among others, statements related to the credit quality of the loan portfolio, future levels of nonperforming loans, future economic trends and conditions, anticipated consolidation opportunities in Michigan's banking industry, future income levels, and our ability to grow our loan portfolio, improve credit quality and control operating costs. All statements referencing future time periods are forward-looking. Management's determination of the provision and allowance for loan losses, the carrying value of acquired loans, goodwill, mortgage servicing rights and other real estate owned and the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment) involve judgments that are inherently forward-looking. Management's assumptions concerning pension and other postretirement benefit plans involve judgments that are inherently forward-looking. There can be no assurance that future loan losses will be limited to the amounts estimated or that other real estate owned can be sold for its carrying value or at all. The future effect of changes in the financial and credit markets and the national and regional economy on the banking industry, generally, and on the Corporation, specifically, are also inherently uncertain. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. The Corporation undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Risk factors include, but are not limited to, the risk factors described in Item 1A of the Corporation's Annual Report on Form 10-K for the year ended December 31, 2011. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

Chemical Financial Corporation Announces First Quarter Operating Results

Consolidated Statements of Financial Position (Unaudited)
Chemical Financial Corporation

(In thousands, except per share data)	March 31 2012	December 31 2011	March 31 2011
Assets:
Cash and cash equivalents:
Cash and cash due from banks	$120,435	$121,294	$116,445
Interest-bearing deposits with unaffiliated banks and others	353,243	260,646	525,174
Total cash and cash equivalents	473,678	381,940	641,619
Investment securities:
Available-for-sale	676,007	667,276	585,992
Held-to-maturity	191,297	183,339	163,890
Total Investment Securities	867,304	850,615	749,882
Loans held-for-sale	25,080	18,818	4,033

Loans:
Commercial	903,935	895,150	821,115
Real estate commercial	1,095,793	1,071,999	1,074,842
Real estate construction and land development	101,157	118,176	139,439
Real estate residential	861,301	861,716	809,085
Consumer installment and home equity	880,912	884,244	838,035
Total Loans	3,843,098	3,831,285	3,682,516
Allowance for loan losses	(87,785)	(88,333)	(89,674)
Net Loans	3,755,313	3,742,952	3,592,842

Premises and equipment	66,661	65,997	65,135
Goodwill	113,414	113,414	113,414
Other intangible assets	10,939	11,472	13,060
Interest receivable and other assets	139,130	154,245	155,110
Total Assets	$5,451,519	$5,339,453	$5,335,095

Liabilities:
Deposits:
Noninterest-bearing	$914,523	$875,791	$766,876
Interest-bearing	3,546,861	3,491,066	3,615,395
Total Deposits	4,461,384	4,366,857	4,382,271
Interest payable and other liabilities	32,809	54,024	30,038
Short-term borrowings	335,082	303,786	286,193
Federal Home Loan Bank advances	42,120	43,057	72,854
Total Liabilities	4,871,395	4,767,724	4,771,356

Shareholders' Equity:
Preferred stock, no par value per share	-	-	-
Common stock, $1 par value per share	27,491	27,457	27,451
Additional paid-in capital	431,549	431,277	429,990
Retained earnings	145,195	138,324	120,935
Accumulated other comprehensive loss	(24,111)	(25,329)	(14,637)
Total Shareholders' Equity	580,124	571,729	563,739
Total Liabilities and Shareholders' Equity	$5,451,519	$5,339,453	$5,335,095

Chemical Financial Corporation Announces First Quarter Operating Results

Consolidated Statements of Income (Unaudited)
Chemical Financial Corporation

	Three Months Ended March 31
(In thousands, except per share data)	2012	2011
Interest Income:
Interest and fees on loans	$48,256	$49,440
Interest on investment securities:
Taxable	2,565	2,324
Tax-exempt	1,485	1,479
Dividends on nonmarketable equity securities	130	123
Interest on deposits with unaffiliated banks and others	228	309
Total Interest Income	52,664	53,675

Interest Expense:
Interest on deposits	6,102	7,878
Interest on short-term borrowings	104	150
Interest on Federal Home Loan Bank advances	263	442
Total Interest Expense	6,469	8,470
Net Interest Income	46,195	45,205
Provision for loan losses	5,000	7,500
Net Interest Income after Provision for Loan Losses	41,195	37,705

Noninterest Income:
Service charges on deposit accounts	4,505	4,096
Wealth management revenue	2,921	2,766
Other charges and fees for customer services	2,689	2,658
Mortgage banking revenue	1,185	1,064
Gain on sale of merchant card services	1,280	-
Other	69	188
Total Noninterest Income	12,649	10,772

Operating Expenses:
Salaries, wages and employee benefits	20,569	18,325
Occupancy	3,154	3,338
Equipment and software	3,118	2,722
Other	9,454	11,004
Total Operating Expenses	36,295	35,389
Income Before Income Taxes	17,549	13,088
Federal Income Tax Expense	5,175	3,900
Net Income	$12,374	$9,188

Net income per common share:
Basic	$0.45	$0.33
Diluted	0.45	0.33

Cash dividends declared per common share	0.20	0.20

Average common shares outstanding:
Basic	27,478	27,451
Diluted	27,539	27,482

Chemical Financial Corporation Announces First Quarter Operating Results

Financial Summary (Unaudited)
Chemical Financial Corporation

	Three Months Ended
(Dollars in thousands)	March 31 2012	Dec 31 2011	Sept 30 2011	June 30 2011	March 31 2011
Average Balances
Total assets	$5,396,420	$5,341,079	$5,323,962	$5,255,244	$5,302,558
Total interest-earning assets	5,061,882	5,008,813	4,985,380	4,928,590	4,963,384
Total loans	3,824,604	3,772,140	3,769,745	3,707,468	3,672,301
Total deposits	4,416,273	4,378,066	4,358,658	4,299,728	4,362,774
Total interest-bearing liabilities	3,903,986	3,847,003	3,853,443	3,857,678	3,942,406
Total shareholders' equity	574,261	578,105	573,580	565,500	560,661

Key Ratios (annualized where applicable)
Net interest margin (taxable equivalent basis)	3.76%	3.84%	3.80%	3.78%	3.78%
Efficiency ratio	60.4%	63.1%	60.2%	58.2%	61.8%
Return on average assets	0.92%	0.83%	0.87%	0.84%	0.70%
Return on average shareholders' equity	8.7%	7.7%	8.0%	7.8%	6.6%
Average shareholders' equity as a
percent of average assets	10.6%	10.8%	10.8%	10.8%	10.6%
Capital ratios (period end):
Tangible shareholders' equity as a
percent of total assets	8.7%	8.7%	8.6%	8.9%	8.5%
Total risk-based capital ratio	13.7%	13.3%	13.1%	13.0%	13.0%

	March 31 2012	Dec 31 2011	Sept 30 2011	June 30 2011	March 31 2011
Credit Quality Statistics
Originated Loans	$3,370,279	$3,338,502	$3,265,054	$3,225,179	$3,143,489
Acquired Loans	472,819	492,783	495,372	522,831	539,027
Nonperforming Loans:
Nonaccrual loans	79,153	78,394	91,112	105,350	106,296
Accruing loans past due 90 days or more	2,646	3,817	3,015	3,744	2,196
Troubled debt restructurings	16,749	24,058	26,268	26,835	37,367
Total nonperforming loans	98,548	106,269	120,395	135,929	145,859
Other real estate and repossessed assets (ORE)	25,944	25,484	28,679	24,607	26,355
Total nonperforming assets	124,492	131,753	149,074	160,536	172,214

Performing troubled debt restructurings	27,177	20,394	15,543	12,889	-

Allowance for loan losses-originated as a percent of:
Total originated loans	2.54%	2.60%	2.68%	2.78%	2.85%
Nonperforming loans	87%	82%	73%	66%	61%
Nonperforming loans as a percent of total loans	2.56%	2.77%	3.20%	3.63%	3.96%
Nonperforming assets as a percent of:
Total loans plus ORE	3.22%	3.42%	3.93%	4.26%	4.64%
Total assets	2.28%	2.47%	2.74%	3.08%	3.23%
Net loan charge-offs as a percent of
average loans (year-to-date, annualized)	0.58%	0.73%	0.78%	0.77%	0.80%

	March 31 2012	Dec 31 2011	Sept 30 2011	June 30 2011	March 31 2011
Additional Data - Intangibles
Goodwill	$113,414	$113,414	$113,414	$113,414	$113,414
Core deposit intangibles	7,512	7,879	8,261	8,643	9,024
Mortgage servicing rights (MSR)	3,427	3,593	3,561	3,577	3,832
Other intangible assets	-	-	27	107	204
Amortization of core deposit intangibles (quarter only)	367	382	382	381	382

Chemical Financial Corporation Announces First Quarter Operating Results

Average Balances, Tax Equivalent Interest and Effective Yields and Rates (Unaudited)*

	Three Months Ended March 31, 2012
(Dollars in thousands)	Average Balance	Tax Equivalent Interest	Effective Yield/Rate
Assets
Interest-Earning Assets:
Loans**	$3,842,168	$48,737	5.10%
Taxable investment securities	663,689	2,565	1.55
Tax-exempt investment securities	182,543	2,261	4.95
Other interest-earning assets	25,572	130	2.05
Interest-bearing deposits with
unaffiliated banks and others	347,910	228	0.26
Total interest-earning assets	5,061,882	53,921	4.28
Less: Allowance for loan losses	88,595
Other Assets:
Cash and cash due from banks	112,357
Premises and equipment	66,261
Interest receivable and other assets	244,515
Total Assets	$5,396,420

Liabilities and shareholders' equity
Interest-bearing Liabilities:
Interest-bearing demand deposits	$880,665	$272	0.12%
Savings deposits	1,162,328	394	0.14
Time deposits	1,497,913	5,436	1.46
Short-term borrowings	320,476	104	0.13
FHLB advances	42,604	263	2.48
Total interest-bearing liabilities	3,903,986	6,469	0.67
Noninterest-bearing deposits	875,367
Total deposits and borrowed funds	4,779,353
Interest payable and other liabilities	42,806
Shareholders' equity	574,261
Total Liabilities and Shareholders' Equity	$5,396,420
Net Interest Spread (Average yield earned minus average rate paid)			3.61%
Net Interest Income (FTE)		$47,452
Net Interest Margin (Net Interest Income (FTE) divided by
total average interest-earning assets)			3.76%

*	Taxable equivalent basis using a federal income tax rate of 35%.
**	Nonaccrual loans and loans held-for-sale are included in average balances reported and are included in the calculation of yields.
Also, tax equivalent interest includes net loan fees.

Chemical Financial Corporation Announces First Quarter Operating Results

Nonperforming Assets (Unaudited)
Chemical Financial Corporation

(Dollars in thousands)	March 31 2012	Dec 31 2011	Sept 30 2011	June 30 2011	March 31 2011
Nonperforming Loans:
Nonaccrual loans:
Commercial	$11,443	$10,726	$10,804	$14,386	$15,672
Real estate commercial	46,870	44,438	48,854	57,324	59,931
Real estate construction and land development	3,809	6,190	7,877	8,933	9,414
Real estate residential	12,687	12,573	17,544	17,809	15,505
Consumer installment and home equity	4,344	4,467	6,033	6,898	5,774
Total nonaccrual loans	79,153	78,394	91,112	105,350	106,296
Accruing loans contractually past due 90 days or more as to interest or principal payments:
Commercial	1,005	1,381	282	629	455
Real estate commercial	75	374	415	143	459
Real estate construction and land development	-	287	-	-	-
Real estate residential	333	752	974	1,729	191
Consumer installment and home equity	1,233	1,023	1,344	1,243	1,091
Total accruing loans contractually past due 90 days or more as to interest or principal payments	2,646	3,817	3,015	3,744	2,196
Nonperforming troubled debt restructurings:
Commercial loan portfolio	11,258	14,675	16,457	15,443	15,201
Consumer loan portfolio	5,491	9,383	9,811	11,392	22,166
Total nonperforming troubled debt restructurings	16,749	24,058	26,268	26,835	37,367
Total nonperforming loans	98,548	106,269	120,395	135,929	145,859
Other real estate and repossessed assets	25,944	25,484	28,679	24,607	26,355
Total nonperforming assets	$124,492	$131,753	$149,074	$160,536	$172,214

Chemical Financial Corporation Announces First Quarter Operating Results

Summary of Loan Loss Experience (Unaudited)
Chemical Financial Corporation

	Three Months Ended
(Dollars in thousands)	March 31 2012	Dec 31 2011	Sept 30 2011	June 30 2011	March 31 2011
Allowance for loan losses at beginning of period	$88,333	$88,713	$89,733	$89,674	$89,530
Provision for loan losses	5,000	5,100	6,400	7,000	7,500
Loans charged off:
Commercial	(1,079)	(1,768)	(1,234)	(1,972)	(1,976)
Real estate commercial	(2,268)	(2,120)	(3,969)	(3,168)	(3,875)
Real estate construction and land development	(32)	(54)	(236)	(136)	(63)
Real estate residential	(1,717)	(945)	(1,884)	(1,198)	(944)
Consumer installment and home equity	(1,451)	(1,434)	(1,516)	(1,832)	(1,784)
Total loan charge-offs	(6,547)	(6,321)	(8,839)	(8,306)	(8,642)
Recoveries of loans previously charged off:
Commercial	191	137	614	710	215
Real estate commercial	421	272	285	212	87
Real estate construction and land development	2	40	-	5	-
Real estate residential	22	80	207	106	456
Consumer installment and home equity	363	312	313	332	528
Total loan recoveries	999	841	1,419	1,365	1,286
Net loan charge-offs	(5,548)	(5,480)	(7,420)	(6,941)	(7,356)
Allowance for loan losses at end of period	$87,785	$88,333	$88,713	$89,733	$89,674

Allowance for loan losses-originated	$85,585	$86,733	$87,413	$89,733	$89,674
Allowance for loan losses-acquired	2,200	1,600	1,300	-	-

Provision for loan losses (year-to-date)	$5,000	$26,000	$20,900	$14,500	$7,500
Net loan charge-offs (year-to-date)	5,548	27,197	21,717	14,297	7,356

Chemical Financial Corporation Announces First Quarter Operating Results

Selected Quarterly Information (Unaudited)
Chemical Financial Corporation

(Dollars in thousands, except per share data)	1st Qtr. 2012	4th Qtr. 2011	3rd Qtr. 2011	2nd Qtr. 2011	1st Qtr. 2011
Summary of Operations
Interest income	$52,664	$54,130	$53,998	$53,439	$53,675
Interest expense	6,469	7,045	7,729	8,145	8,470
Net interest income	46,195	47,085	46,269	45,294	45,205
Provision for loan losses	5,000	5,100	6,400	7,000	7,500
Net interest income after provision
for loan losses	41,195	41,985	39,869	38,294	37,705
Noninterest income	12,649	11,501	11,225	10,902	10,772
Operating expenses	36,295	37,807	35,394	33,413	35,389
Income before income taxes	17,549	15,679	15,700	15,783	13,088
Federal income tax expense	5,175	4,475	4,075	4,750	3,900
Net income	$12,374	$11,204	$11,625	$11,033	$9,188

Net interest margin	3.76%	3.84%	3.80%	3.78%	3.78%

Per Common Share Data
Net income:
Basic	$0.45	$0.41	$0.42	$0.40	$0.33
Diluted	0.45	0.41	0.42	0.40	0.33
Cash dividends declared	0.20	0.20	0.20	0.20	0.20
Book value - period-end	21.10	20.82	21.02	20.78	20.54
Tangible book value - period-end	16.84	16.54	16.71	16.46	16.19
Market value - period-end	23.44	21.32	15.31	18.76	19.93